UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2024

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40899	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive, Ste. 100 Burlington, MA		01803
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 552-4452

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BBLG	Nasdaq Capital Market

Warrants to Purchase Common Stock, par value $0.001 per share	BBLGW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 1, 2024, Bone Biologics Corporation, a Delaware corporation (the “Company”), entered into inducement letter agreements (collectively, the “Inducement Letter Agreements”) with the holders (the “Holders”) of its existing warrants to purchase 781,251 shares of the Company’s common stock, $0.001 par value (the “Common Stock”), originally issued on March 6, 2024, with an exercise price of $2.43 per share, and which became exercisable immediately following issuance (the “Warrants”).

The issuance of the shares of Common Stock issuable upon exercise of the Warrants is registered pursuant to a registration statement on Form S-1, as amended (File No. 333-276771), which was declared effective by the Securities and Exchange Commission (the “SEC”) on March 4, 2024.

Pursuant to the Inducement Letter Agreements, the Holders agreed to exercise the Warrants for cash at the exercise price of $2.43 per share in consideration for the Company’s agreement to issue, for payment of $0.125 per New Warrant, (i) new unregistered five-year warrants (the “Five-Year Warrants”) to purchase up to an aggregate of 781,251 shares of Common Stock at an exercise price of $2.00 per share and (ii) new unregistered eighteen-month warrants (the “Eighteen-Month Warrants,” and together with the Five-Year Warrants, the “New Warrants”) to purchase up to an aggregate of 781,251 shares of Common Stock at an exercise price of $2.00 per share (the “Inducement Transaction”). The Five-Year Warrants will be immediately exercisable upon issuance and have a term of five years from the issuance date, and the Eighteen-Month Warrants will be immediately exercisable and have a term of eighteen months from the issuance date.

The Company has agreed to file a registration statement on Form S-3 (or other appropriate form, including on Form S-1, if it is not eligible to utilize Form S-3) providing for the resale of the shares of Common Stock issuable upon the exercise of the New Warrants (the “Resale Registration Statement”) within thirty (30) calendar days following the date of the Inducement Letter Agreements, and to use commercially reasonable efforts to cause the Resale Registration Statement to become effective within sixty (60) calendar days from the date of the Inducement Letter Agreements (or within 90 calendar days in case of “full review” of the Resale Registration Statement by the SEC). Pursuant to the Inducement Letter Agreements, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents or file any registration statement or any amendment or supplement to any existing registration statement, subject to certain exceptions, for a period of thirty (30) calendar days after the closing of the Inducement Transaction. Furthermore, the Company is also prohibited from entering into any agreement to issue Common Stock or Common Stock equivalents involving a Variable Rate Transaction (as defined in the Inducement Letter Agreements), subject to certain exceptions, for a one-year period commencing on the closing date of the Inducement Transaction.

Pursuant to that certain engagement letter (the “Engagement Letter”) entered into between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), as amended, Wainwright agreed, among other things, to serve as the exclusive placement agent for the Company, on a reasonable best-efforts basis, in connection with the Inducement Transaction. Pursuant to the Engagement Letter, the Company agreed to pay Wainwright (i) an aggregate cash fee equal to 7.0% of the gross proceeds from Inducement Transaction, and (ii) a management fee equal to 1.0% of the gross proceeds from the Inducement Transaction. The Company also agreed to pay Wainwright $20,000 for non-accountable expenses, up to $50,000 for legal fees and other out-of-pocket expenses. Additionally, the Company agreed to issue to Wainwright or its designees warrants to purchase up to 46,875 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Five-Year Warrants, except that the Placement Agent Warrants have an exercise price of $3.35 per share.

The aggregate gross proceeds to the Company from the exercise of the Warrants, inclusive of the payment consideration for the New Warrants, will be approximately $2.1 million, before deducting placement agent fees and other offering expenses payable by the Company. The Company expects to use the net proceeds from the offering to fund clinical trials, maintain and extend its patent portfolio, and for working capital and other general corporate purposes. The closing of the Inducement Transaction is expected to occur on August 2, 2024, subject to customary closing conditions.

The New Warrants, the Placement Agent Warrants and the shares of Common Stock issuable thereunder will be sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and/or Rule 506 promulgated under the Securities Act as sales to accredited investors.

The foregoing is only a summary of the New Warrants, the Placement Agent Warrants and the Inducement Letter Agreements and does not purport to be a complete description thereof. Such descriptions are qualified in their entirety by reference to the Form of New Warrant, the Form of Placement Agent Warrant and the Form of Inducement Letter Agreement, copies of which are incorporated by reference as Exhibits 4.1, 4.2, and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this Current Report on Form 8-K are forward-looking statements. These forward-looking statements include all statements, other than statements of historical fact, regarding the Company’s current views and assumptions with respect to future events regarding its business, including statements with respect to its plans, assumptions, expectations, beliefs and objectives with respect to the completion of the offering, the satisfaction of customary closing conditions related to the offering, the intended use of proceeds from the offering, product development, clinical studies, clinical and regulatory timelines, market opportunity, competitive position, business strategies, potential growth opportunities, market and other conditions and other statements that are predictive in nature.

These statements are generally identified by the use of such words as “expect,” “intend,” “will,” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by the Company or on its behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in filings with the SEC, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on February 21, 2024. All forward-looking statements speak only as of the date on which they are made, and the Company undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On August 2, 2024, the Company issued a press release announcing the Inducement Transaction. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of New Warrant dated August 2, 2024.
4.2	Form of Placement Agent Warrant dated August 2, 2024.
10.1	Form of Inducement Letter Agreement dated August 1, 2024.
99.1	Press Release, dated August 2, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BONE BIOLOGICS CORPORATION

Date: August 2, 2024
	By:	/s/ Jeffrey Frelick
Jeffrey Frelick
Chief Executive Officer